UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PUMA BIOTECHNOLOGY, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:
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Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Puma Biotechnology, Inc.

ANNUAL MEETING OF STOCKHOLDERS

Monday, June 10, 2019

1:00 p.m. local time

Puma Biotechnology, Inc.

10880 Wilshire Blvd., Suite 2150

Los Angeles, California 90024

Directions to the Puma Biotechnology, Inc.

Annual Meeting are available at

www.proxydocs.com/pbyi

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on June 10, 2019.

Notice is hereby given that the Annual Meeting of Stockholders of Puma Biotechnology, Inc. will be held at the offices of Puma Biotechnology, Inc., 10880 Wilshire Blvd., Suite 2150, Los Angeles, California 90024 on Monday, June 10, 2019, at 1:00 p.m. local time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you were a holder of record of Puma Biotechnology, Inc. Common Stock at the close of business on April 22, 2019, you are entitled to notice of and to vote at the Annual Meeting of Stockholders.

The Proxy Statement for the 2019 Annual Meeting, including a proxy card sample, and our Annual Report for our fiscal year ended December 31, 2018, which consists of a letter to stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available at ..

If you want to receive a paper copy or an email with links to the electronic proxy materials, please make your request for a copy as instructed on the reverse side of this notice on or before May 24, 2019, to facilitate timely delivery. There is no charge to you for requesting a copy.

Matters intended to be acted upon at the Stockholder Meeting are listed below.

1.	The election of the following six director nominees for the Board of Directors of Puma Biotechnology, Inc.:

1. Alan H. Auerbach	2. Michael P. Miller	3. Jay M. Moyes
4. Adrian M. Senderowicz	5. Troy E. Wilson	6. Frank E. Zavrl
2.	Ratification of the selection of KPMG LLP as independent registered public accounting firm of Puma Biotechnology, Inc. for the fiscal year ending December 31, 2019.
3.	Advisory (non-binding) vote to approve the compensation of Puma Biotechnology, Inc.’s named executive officers as described in the Proxy Statement (“say-on-pay vote”).

The Board of Directors recommends that you vote “FOR” the election of the six director nominees, “FOR” the ratification of the selection of KPMG LLP as independent registered public accounting firm of Puma Biotechnology, Inc. for the fiscal year ending December 31, 2019, and “FOR” the say-on-pay vote.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 9, 2019.
• Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

To request paper copies of the proxy materials, which include the proxy card,

proxy statement and annual report, please contact us via:

Internet – Access the Internet and go to .. Follow the instructions to log in, and order copies of the proxy materials.

Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies of the proxy materials.

Email – Send us an email at with “pbyi Materials Request” in the subject line. The email must include:
• The 11-digit control # located in the box in the upper right hand corner on the front of this notice.
• Your preference to receive printed materials via mail -or- to receive an email with links to the electronic proxy materials.
• If you choose email delivery you must include the email address.
• If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.

Important Information about the Notice of Proxy Materials

This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to stockholders in place of printed proxy materials for the upcoming Annual Stockholders’ Meeting of Puma Biotechnology, Inc.

Information about the Notice:

Under the Securities and Exchange Commission rules permitting Internet-based delivery of proxy materials, companies can send Notices, rather than printed proxy materials, to stockholders. This may help lower mailing, printing and storage costs for a company, while minimizing environmental impact. This Notice contains specific information regarding the annual meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.